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                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Tescorp, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Finsterbusch Pickenhayn Sibille


Buenos Aires, Argentina
April 4, 1997